UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2016
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National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001‑37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway, Suite 200 Greenwood Village, Colorado, 80111 (Address of principal executive offices)

(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))755000-4-2884-v0.3

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
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Item 2.01.    Completion of Acquisition or Disposition of Assets.
On November 10, 2016, National Storage Affiliates Trust (the "Company"), through its operating partnership, NSA OP, LP, completed its acquisition of a portfolio of 26 self storage properties, which was previously disclosed to be under contract, consisting of 1.8 million square feet with locations in four states, from unrelated third party sellers controlled by Kayne Anderson Real Estate Advisors, LLC ("Kayne Anderson") for approximately $185 million in cash, funded with cash on hand and borrowings under the Company's credit facility.
Based on the Company’s underwriting, the Company believes the aggregate purchase price of the 26 properties acquired represents an underwritten capitalization rate of approximately 5.9%.
The Company calculates its underwritten capitalization rate by dividing the anticipated cash net operating income from the self storage properties acquired for the twelve months immediately following the acquisition date (based upon information provided by the sellers of these properties in the diligence process and certain assumptions applied by the Company related to anticipated occupancy, rental rates and expenses over such period), by the total aggregate purchase price plus anticipated capital expenditures for the twelve months immediately following the acquisition date. The Company calculated the anticipated cash net operating income by subtracting anticipated operating expenses (before interest expense, depreciation and amortization, and supervisory and administrative fees) at each property from the anticipated cash income from the property.
The Company cautions you not to place undue reliance on the underwritten capitalization rate described above because it is based on information provided by the sellers of these properties in the diligence process and certain assumptions applied by the Company related to anticipated occupancy, rental rates and expenses over the twelve months immediately following the acquisition date and it is calculated on a non-GAAP basis. In addition, the actual capitalization rate may differ from the underwritten capitalization rate described above based on changes to the assumptions described above.
Item 9.01.    Financial Statements and Exhibits.
(a) Financial Statements of Properties Acquired
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(c) Not applicable.
(d) Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Storage Affiliates Trust

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
Executive Vice President and Chief Financial Officer

Date: November 14, 2016